EXHIBIT 4.1

                                  FORM OF NOTE



     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
                              12% Convertible Note

No. ___               January 22, 2002
$_______________          New York, New York
(or such greater
amount as provided
for herein)


     NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a New York corporation (the "Company"), for value received, hereby promises to pay to _______________, with an address at_____________________, or registered assigns (the "Holder"), the principal amount of _______________ ($ ) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of 12% per annum from the date hereof until the Maturity Date. Interest on the unpaid principal balance hereof shall accrue and be compounded and payable quarterly. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

1.       Offering and Subscription Agreement.
         -----------------------------------

     This Note is one of the notes issued by the Company in an offering (the "Offering") of 12% Convertible Notes in the initial aggregate principal amount of $11,600,000 (collectively, the "Notes"). The Notes are convertible into shares of common stock, par value $.001 per share of the Company (the "Common Stock") at a conversion price per share equal to TWELVE DOLLAR ($12.00) (subject to adjustment upon the occurrence of certain events) (the "Conversion Price," in accordance with the terms and conditions set forth herein). In connection with the Offering, each purchaser of Notes (collectively, the "Holders") has executed and delivered a Subscription Agreement (each a "Subscription Agreement" and collectively, the "Subscription Agreements") to the Company.

2.       Payments.
         --------

(a) Principal of, and accrued interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be the later of (x) January 22, 2003 (the "Stated Maturity Date") and (y) the Extension Date, as defined in the immediately following paragraph (but only to the extent the Receivables Purchase Agreement (as defined below) remains in effect).

     (b) On the Stated Maturity Date and on each date upon which the quarterly interest shall be payable hereunder (each an "Interest Date"), for so long as the Receivables Purchase Agreement remains in effect, the Company shall not pay, and the Holder shall not demand that the Company pay, amounts due under this Note unless, on the Business Day immediately prior to the Stated Maturity Date or Interest Date, as applicable, the chief financial officer of the Company (the "CFO") delivers an officer's certificate to the Holder and to Healthcare Finance Group, Inc. (each an "Officer Certificate") stating that both immediately prior to the Stated Maturity Date or Interest Date, as applicable, and immediately following the making by the Company of the payment contemplated under this Note on the Stated Maturity Date or Interest Date, as applicable, no Event of Termination (as defined in the Receivables Purchase Agreement) would be continuing under that certain Receivables Purchase and Transfer Agreement, dated as of January 29, 2002, among National Medical Health Card Systems, Inc., the other Providers named therein and NMHC Funding, LLC, as Purchaser (the "Receivables Purchase Agreement") and no Event of Default (as defined in the Loan Agreement) would be continuing under that certain Loan and Security Agreement, dated as of January 29, 2002 between NMHC Funding, LLC and HFG Healthco-4 LLC (the "Loan Agreement") (as either or both such agreements may be amended, modified or supplemented from time to time). If with respect to the payment to the Holder of the principal amount hereof, the CFO does not deliver such Officer Certificate, then the Maturity Date under this Note shall extend until the first anniversary of the Stated Maturity Date (the "Extension Date"). If, with respect to an interest payment due Holder on an Interest Date, the CFO does not deliver the requisite Officer Certificate, the amount of such interest payment due Holder shall be compounded and payable on the next interest date upon which the CFO delivers the requisite Officer Certificate. The provisions of this Section 2(a) shall not limit the rights of the Holder hereunder to exercise its conversion rights pursuant to Section 9 below and the Holder may convert its
Note in lieu of extending the Stated Maturity Date.

     (c) Interest on this Note shall accrue from the date of issuance hereof, to, but excluding the Maturity Date, and shall be compounded and payable quarterly.

     (d) If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

     (e) The Company may, at its option,subject to 2(b), prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

     (f) Payments of principal and interest on this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     (g) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

     3.  Ranking of Note.  The payment of the  principal of and interest on this
Note is unsecured in all respects.

4.       Covenants.

     The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on the Notes, unless the consent of Holders of a majority in principal amount of the outstanding Notes of all of the Holders is obtained, the Company shall deliver to each Holder:

     (a) as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, audited annual financial statements and as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event, within 45 days thereafter, quarterly unaudited financial statements of the Company and its subsidiaries and such other information as is customarily made available to the Company's shareholders;

     (b) promptly after the Company shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company and its subsidiaries, except proceedings which, if adversely determined, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and

     (c) promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto.

     5. Events of Default. The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

     (a) A default in the payment of the principal on any Note, when and as the same shall become due and payable.

     (b) A default in the payment of any interest on any Note, when and as the same shall become due and payable, which default shall continue for ten business days after the date fixed for the making of such interest payment.

     (c) A default in the performance, or a breach, of any other covenant or agreement of the Company in this Note and continuance of such default or breach for a period of 15 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach.

     (d) Any representation, warranty or certification made by the Company pursuant to this Note or the Subscription Agreements shall prove to have been false or misleading as of the date made in any material respect.

     (e) A default by the Company shall be declared under any indebtedness which gives the holder thereof the right to declare such indebtedness due prior to its stated maturity and such indebtedness is in fact declared due prior to its stated maturity.

     (f) A final judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

     (g) The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official for the Company or for any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

6.       Remedies Upon Default.

     Upon the occurrence of an Event of Default referred to in Section 5 (other than an Event of Default pursuant to Section 5(g), upon which the Notes shall immediately become due and payable together with interest accrued thereon, without action of the part of the Holder), the Holder of this Note may, at his, her or its option, by notice in writing to the Company, declare such Note to be due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company. The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights hereunder. Notwithstanding the foregoing, an Event of Default may be waived with the consent of Holders of a majority in principal amount of outstanding Notes, which waiver shall be effective against all the Holders of Notes.

7.       Transfer.

     (a) Any Notes issued upon the transfer of this Note shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

     (b) The Holder acknowledges that he has been advised by the Company that this Note and any shares of Common Stock issuable upon conversion hereof have not been registered under the Act, that this Note is being issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the original Holder's Subscription Agreement executed and delivered in accordance with the terms of the Offering. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Note is registered under the Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) this Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

8.   Additional Representations and Covenants

     The Company hereby represents and warrants as follows:

     (a) The execution, delivery and performance by the Company of this Note will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or result in the acceleration of any obligation under, result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, the terms of any indenture, mortgage, loan agreement, note or other evidence of indebtedness or any other contract, agreement or instrument to which the Company or its subsidiaries (if any) is a party or by which the Company or any of its properties or assets are bound or affected, or (B) violate any applicable statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, arbitration panel or other body having jurisdiction over the Company or its subsidiaries (if any) or any of their respective properties or obligations which, in any such case, would have a material adverse effect on the Company or its financial condition.

     (b) No consent, approval, authorization, license or order of or from, or registration, qualification, declaration or filing with, any federal, state, local, foreign or other governmental authority, court administrative agency, tribunal or other body is required for the consummation of the transactions contemplated by this Note except as may have been made or obtained under any federal or state securities laws.

     (c) the Company has outstanding (A) 7,183,996 shares of Common Stock, (B) warrants, rights or options to subscribe for or purchase from the Company
1,195,232 shares of Common Stock and (C) no other obligations to issue any shares of Common Stock or securities convertible or exchangeable into shares of Common Stock.

     (d) There is no action, suit or proceeding pending or, to the Company's knowledge, threatened before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, to which the Company is or may become a party or of which any property of the Company is subject or affected that, if adversely determined against the Company, might individually or in the aggregate result in a material adverse effect to the Company or its financial condition.

     (e) The Company is not (A) in violation of its Charter or By-laws, (B) in violation of any statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, domestic or foreign, or arbitration panel or other body applicable to it where such violation would have a material adverse effect on the Company or its financial condition or (C) in default in the performance or observance of any contract where such defaults, singly or in the aggregate, would have a material adverse effect on the Company or its financial condition.

     (f) The Company is duly qualified to do business in all jurisdictions where required for the conduct of its business except where the failure to so qualify would not have a material adverse affect on the Company or its ability to so conduct such business.

     (g) As of the date hereof and since January 1, 2000, the Company has filed with the Securities and Exchange Commission all periodic reports required under the Securities Exchange Act of 1934, as amended.

9.       Conversion.

     (a) A Holder of a Note may convert the principal amount of such Note into shares of Common Stock at any time after the date of original issuance of the Note to the close of business on the Business Day prior to the Maturity Date, or any extension thereof. The Conversion Price is TWELVE DOLLARS ($12.00) per share of Common Stock (subject to adjustment in certain circumstances). To determine the number of shares issuable upon conversion of a Note (collectively, the "Conversion Shares"), divide the principal amount to be converted by the Conversion Price and round the result to the nearest 1/100th share. The Company is not required to issue fractional shares of Common Stock upon conversion and, instead, will pay a cash amount representing the difference to the Holder.

     (b) To convert a Note a Holder must (1) complete and sign the Conversion Notice attached hereto, with appropriate signature guarantee, on the back of the Note, (2) surrender the Note to the Company, (3) furnish appropriate endorsements and transfer documents if required by the Company or its transfer agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or a whole multiple of $1,000 principal amount.

     (c) Any Conversion Shares shall bear a legend restricting transfer until after the second anniversary of the later of the issue date for the Conversion Shares and the last date on which the Company or any Affiliate of the Company was the owner of such shares or Note (or any predecessor Note) from which the shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required by the Securities Act or applicable state securities laws, unless otherwise agreed by the Company and the Holder thereof.

     (d) If the Company at any time while this Note remains outstanding shall split, subdivide, combine its Common Stock or other capital stock or declare a dividend, the Conversion Price then in effect shall be proportionately decreased in the case of a split, subdivision or dividend, or proportionately increased in the case of a combination. Any adjustment under this Section 9(d) shall become effective when the split, subdivision or combination becomes effective.

     (e) The Company will not by its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation or merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out of all provisions of this Section 9(e) and in the taking of all such action as may be necessary or appropriate in order to protect the exercise and conversion rights of the Holder against impairment.

     (f) Upon the occurrence of any event adjusting the Conversion Price, the Company at its expense shall promptly furnish the Holder written notice setting forth such established or adjusted Conversion Price.

     (g) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the assets of the Company to another entity, or any exchange of capital stock of the Company for cash or any other securities or assets, shall be effected in such a way that the holders of the Company's capital stock shall be entitled to receive stock, securities, cash or assets with respect to the exchange for capital stock, then as a condition of such reorganization, reclassification, consolidation, merger, sale or exchange, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Note and in lieu of capital stock originally purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities, cash or assets as may be issued or payable in connection with such reorganization, reclassification, consolidation, merger, sale or exchange with respect to or in exchange for the number of shares of capital stock originally purchasable and receivable upon the exercise of the rights represented hereby, had the Holder exercised such rights immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or exchange. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the applicable conversion price) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities, cash or assets thereafter deliverable upon the exercise hereof.

     (h) The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock or other capital stock or its issued Common Stock or other capital stock held in its treasury or both, for the purpose of effecting the conversion of this Note, such number of shares of Common Stock, capital stock, or capital stock equivalents as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock or capital stock issued on conversion of this Note shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

     10. Registration Rights. The Holder hereof shall have certain registration rights with respect to the Conversion Shares as set forth in that certain Registration Rights Agreement, dated as of January 22, 2002, by and among the Company and the investors participating in the Offering.

         11.      Miscellaneous.

     (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Chief Financial Officer (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 11(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11(a) shall be deemed given at the time of receipt thereof.

     (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

     (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

     (d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

     (e) This Note has been negotiated and consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

                                 NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



                                  By:_________________________________
                                  Name:



                                CONVERSION NOTICE

     To convert this Note into Common Stock of the Company, check the box: |_| To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate made out in another person's name, fill in the form below:



(Insert other person's soc. sec. Or tax I.D. no.)








(Print or type other person's name, address and zip code)
---------------------------------------------------------------

Date:______________    Signature(s):
                                    --------------------------

                                        (Signatures must be guaranteed by an
                                          "eligible guarantor institution"
                                          meeting the requirements of the
                                          Company and its transfer agent, which
                                          requirements include membership or
                                          participation in the Security Transfer
                                          Agent Medallion Program ("STAMP") or
                                          such other "signature guarantee
                                          program" as may be determined by the
                                          Registrar in addition to, or in
                                          substitution for, STAMP, all in
                                          accordance with the Securities
                                          Exchange Act of 1934, as amended.)

     Signature(s) guaranteed by: (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Company and its transfer agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)